                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Back Yard Burgers, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

                             BACK YARD BURGERS, INC.
                      1657 N. SHELBY OAKS DRIVE, SUITE 105
                          MEMPHIS, TENNESSEE 38134-7401
                                 (901) 367-0888

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 1) Title of each class of securities to which transaction applies:
                                       N/A
--------------------------------------------------------------------------------
 2) Aggregate number of securities to which transaction applies:
                                       N/A
--------------------------------------------------------------------------------
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                       N/A
--------------------------------------------------------------------------------
 4) Proposed maximum aggregate value of transaction:
                                       N/A
--------------------------------------------------------------------------------
 5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

 1) Amount Previously Paid:
                            ----------------------------------------------------
 2) Form, Schedule or Registration Statement No.:
                                                  ------------------------------
 3) Filing Party:
                  --------------------------------------------------------------
 4) Date Filed:
                 ---------------------------------------------------------------

                                     [LOGO]


                             BACK YARD BURGERS, INC.
                      1657 N. SHELBY OAKS DRIVE, SUITE. 105
                          MEMPHIS, TENNESSEE 38134-7401

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001

Dear Stockholder:

         You are cordially invited to attend the annual meeting of the stockholders of Back Yard Burgers, Inc., a Delaware corporation, to be held at The Ridgeway Inn, 5679 Poplar Avenue, Memphis, Tennessee 38119 on May 17, 2001, at 10:00 a.m., central time, for the following purposes:

         1.       To elect one Class I Director for a 3-year term.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the company for 2001.

         3. To transact such other business as may properly come before the meeting or any postponements, continuations or adjournments thereof.

         Only holders of record of shares of our common stock and preferred stock at the close of business on March 23, 2001 are entitled to notice of and to vote at the meeting and at any and all postponements, continuations or adjournments thereof.

         Our Proxy Statement and Annual Report for the year ended December 30, 2000 are being mailed to stockholders with this mailing.


                                    By Order of the Board of Directors

                                    /s/ Lattimore M. Michael

                                    Lattimore M. Michael
                                    Chairman and Chief Executive Officer

Memphis, Tennessee
April 6, 2001

================================================================================

         YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED. YOU RETAIN THE RIGHT TO REVOKE THE PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

================================================================================

                             BACK YARD BURGERS, INC.
                      1657 N. SHELBY OAKS DRIVE, SUITE 105
                          MEMPHIS, TENNESSEE 38134-7401


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2001


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Back Yard Burgers, Inc., a Delaware corporation, to be used in voting at the annual meeting of stockholders of the company to be held May 17, 2001, and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to stockholders of the company on or about April 6, 2001. The principal executive offices of the company are located at 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134-7401.

         Stockholders of the common stock and preferred stock, whose names appeared of record on the books of the company at the close of business on the record date, March 23, 2001, will be entitled to vote at the meeting and any postponements, continuations or adjournments thereof. On the record date, there were 4,626,241 shares of the company's common stock and 19,763 shares of the company's preferred stock issued, outstanding and entitled to vote at the meeting. The common stock and the preferred stock shall be counted as a single class for purposes of calculating votes with respect to each matter submitted at the meeting. Each share of common stock and preferred stock is entitled to one vote on each matter submitted at the meeting.

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the company entitled to vote at the meeting will constitute a quorum. Votes cast by proxy or in person will be tabulated by the inspectors of election appointed by the board of directors (or the board) of the company for the meeting. The affirmative vote of a majority of the shares of common stock and preferred stock cast at the meeting by the holders of the shares entitled to vote thereon, voting as a single class, is required to approve the proposals to be considered at the meeting. Abstentions and votes withheld in the absence of instructions from street name holders (broker non-votes) are included in the determination of those shares present and voting.

         If the accompanying proxy card is properly signed and returned to the company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the meeting, and as recommended by the board with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the secretary of the company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the annual meeting in person and so requests. Attendance at the annual meeting will not, in itself, constitute a revocation of a previously granted proxy.

                                    PROPOSALS

         1.       Election of Director

         Nominee for re-election this year is:

         -        William B. Raiford, III (director since 1987)

         The nominee has consented to serve a three-year term. See page 3 for more information.

         Proxies will be voted FOR the nominee listed above, unless otherwise instructed. The affirmative vote of a plurality of the shares of common stock and preferred stock cast at the meeting by the holders of the shares entitled to vote is required to elect the nominee.

         2.       Ratification of PricewaterhouseCoopers LLP as Independent
                  Accountants

         The board of directors of the company has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants for the company for 2001 subject to ratification by the stockholders. PricewaterhouseCoopers LLP, which has served as independent accountants for the company since it consummated its initial public offering in July 1993, has advised the company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the company or any of its subsidiaries other than as independent public accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

         The affirmative vote of a majority of the shares of common stock and preferred stock cast at the meeting is required to approve the ratification of independent accountants. The board of directors recommends that stockholders vote FOR this proposal.

                              ELECTION OF DIRECTORS

GENERAL

         Under the company's Second Amended and Restated Certificate of Incorporation, members of the board of directors are to be elected by classes with staggered terms of three years each. The board of directors presently consists of six persons. The board of directors may consist of not less than five nor more than 12 directors, whose membership shall be spread as evenly as practicable among the three classes. At the 2001 annual meeting of stockholders, one Class I Directors will be elected to a term expiring in 2004.

         The board of directors has the authority under the by-laws of the company to elect additional directors during the year to fill any vacant positions until the next annual meeting of stockholders. The directors will serve a term as indicated below and until their successors are duly elected and qualified.

         It is expected that the nominee will serve, if elected, but if for any unforeseen reason the nominee should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

         The following table sets forth the name, age, position with the company and/or principal occupation, and term of office as director for the nominee and each current director:

Director standing for re-election is the Class I Director as follows:

                                                                                    Director         Year Term
      Name                     Age     Principal Occupation During Past 5 Years       Since         Will Expire
      ----                     ---     ----------------------------------------       -----         -----------
William B. Raiford, III        40     Mr. Raiford has been an attorney with Merkel     1993            2004(1)
                                      & Cocke, P.A. since 1989.

Continuing directors include the Class II and III Directors as follows:


                                                                                    Director         Year Term
      Name                     Age     Principal Occupation During Past 5 Years       Since         Will Expire
      ----                     ---     ----------------------------------------       -----         -----------
W. Kurt Henke                  43     Mr. Henke has been an attorney with               1993            2002
                                      Henke-Bufkin since 1992.

William N. Griffith            38     Mr. Griffith has been executive vice              1989            2002
                                      president and secretary/treasurer of the
                                      company since 1993. From 1989 to 1992, he
                                      was the company's senior vice president of
                                      operations.

Lattimore M. Michael           57     Mr. Michael has been chairman and chief           1987            2003
                                      executive officer of the company since 1993.
                                      From 1987 to 1992, he was the company's
                                      president and chief executive officer.

Joseph L. Weiss                41     Mr. Weiss is president of A. Weiss Company, a      1989            2003
                                      franchisee of the company. From 1993 to
                                      1999, he was president and chief operating
                                      officer of the company.

--------

(1) Assumes election at the 2001 annual meeting of stockholders as a Class I Director.

Jim L. Peterson                65     Mr. Peterson is president and chief executive     2000            2003
                                      officer of Hospitality Solutions, Inc., a
                                      restaurant industry technology company. From
                                      1994 to 1999, he was president and chief
                                      executive officer of Bojangles' Restaurants,
                                      Inc. Prior to joining Bojangles, he was
                                      president and chief executive officer for
                                      Whataburger,Inc. for 20 years.

Meetings

         During the company's fiscal year ended December 30, 2000, the board of directors held 6 meetings. Each board member attended 75% or more of the total number of meetings of the board held during the period that he served.

         The board of directors has an audit committee that recommends the engagement of the company's independent auditors and approves the services performed by such auditors, including the review and evaluation of the company's accounting system and its system of internal controls in connection with the company's annual audit. The board of directors has adopted a written charter for the audit committee, which is included in this proxy statement as Appendix A. The audit committee carries out its responsibilities in accordance with the terms of its charter. The audit committee has also considered whether the provisions of other non-audit services to the company by its independent auditors are compatible with maintaining that firm's independence.

         During the year ended December 30, 2000, the audit committee met two times. Mr. Peterson served as Chairman, and Messrs. Henke and Raiford served as members of the audit committee. Each of these directors is independent, as defined by the National Association of Securities Dealers ("NASD") and meets the applicable NASD requirements for financial literacy and financial expertise.

         The board of directors has a compensation committee whose members are Messrs. Henke, Raiford and Weiss. The compensation committee reviews and approves annual salaries and bonuses for all corporate officers and management personnel and reviews and recommends to the board of directors the terms and conditions of the employee benefit plans and/or changes thereto. The compensation committee held three meetings since January 1, 2000, which were attended by the three members.

Section 16(a) Beneficial Ownership Reporting Compliance

         U.S. securities laws require the company's officers and directors, and persons who own more than ten percent of a registered class of the common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all filed forms to the company. Based solely on its review of the copies of such forms and written representations from reporting persons, the company believes that all such filings required in 2000 were made in a timely fashion, with the exception of the following:

         1. Jim Peterson was named a non-employee director on January 27, 2000 and the Form 3 was filed with the SEC and NASDAQ on April 7, 2000.

         2. William N. Griffith purchased 1,000 shares of common stock on February 1, 2000 at $1.04 a share, and the Form 4 was filed with the SEC and NASDAQ on May 25, 2000.

Principal Stockholders

         The following information sets forth certain information with respect to the beneficial ownership of the company's common stock as of March 1, 2001 by
(i) each person or entity known to the company to be the beneficial owner of more than 5% of each class of the company's voting shares, (ii) each of the company's directors and executive officers and (iii) all of the company's directors and executive officers as a group.

                                         Amount & Nature of
                                      Beneficial Ownership of    Percent of
 Name and Address (1)                    common stock(2)(3)         Class
 --------------------                    ------------------         -----
Lattimore M. Michael                          491,503 (4)           10.12%

Joseph L. Weiss                               533,937 (5)           10.99%

William N. Griffith                           110,858 (6)            2.28%

Michael W. Myers                               37,803 (6)                *

Michael G. Webb                                21,765 (6)                *

W. Kurt Henke                                  10,500 (6)                *

Jim Peterson                                   42,700 (6)                *

William B. Raiford, III                        10,500 (6)                *

Barnett Chiz                                  249,950 (7)            5.15%

Lawrence Chiz                                 249,950 (7)            5.15%

  All Officers & Directors                  1,259,566                25.9%
    (8 persons)

--------------------
*Less than 1%

(1) The address of each of Messrs. Michael, Griffith, Myers and Webb is c/o Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive Suite 105, Memphis, Tennessee 38134-7401. The address of Mr. Peterson is P.O. Box 1338, Goliad, TX 77963. The address of Mr. Raiford is 30 Delta Avenue, Clarksdale, Mississippi 38614. The address of Mr. Henke is 408 Hopson Street, Lyon, Mississippi 38645. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is P. O. Box 466, Shaw, Mississippi 38773. The address of Mr. Weiss is 542 Country Springs Drive, Collierville, TN 38017.

(2) Unless otherwise noted, the company believes that all persons named in the table have sole voting and investment power with respect to the shares of common stock. None of said persons set forth above owns any shares of preferred stock.

(3) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 1, 2001, have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the company as of March 1, 2001).

(4) Includes 13,860 stock options granted pursuant to the company's 1995 Incentive Award Plan which are exercisable as of or within 60 days from March 1, 2001.

(5) Mr. Weiss' wife owns 16,660 shares of common stock, each of Mr. Weiss' two minor children own 9,640 shares of common stock, and Mr. Weiss' father owns 20,000 of common stock, all of which are reflected in the table. The table also includes 2,500 stock options granted pursuant to the company's 1995 Incentive Award Plan and are exercisable as of and within 60 days after March 1, 2000.

(6) The number shown reflects that portion of stock options granted pursuant to the company's Incentive Stock Option Plan of 1993 and the 1995 Incentive Award Plan which are exercisable as of and within 60 days after March 1, 2000, except that (i) with respect to Mr. Griffith, such amount includes 29,686 shares of common stock held directly by Mr. Griffith and (ii) with respect to Mr. Myers, such amount includes 3,943 shares of common stock held directly by Mr. Myers and (iii) with respect to Mr. Webb, such amount includes 3,905 shares of common stock held directly by Mr. Webb.

(7)      Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

EXECUTIVE COMPENSATION

Compensation of Directors

         Directors who are not officers of the company receive a $500 fee for each board meeting attended. Non-qualified options covering 2,500 shares of common stock are granted to such directors annually. See "-Compensation Pursuant to Plans" below.

Compensation of Executive Officers

         The following table shows the compensation for each of the last three years of the company's chief executive officer and other executive officers whose compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE


                                                                   Securities
                                                                   Underlying      All Other
           Name                Year    Salary($)(1)    Bonus($)    Options(#)  Compensation($)(2)
           ----                ----    ------------    --------    ----------  ------------------
Lattimore M. Michael,          2000       124,622           --        8,000          8,585
Chairman and Chief             1999       123,270       43,500           --          7,264
Executive Officer              1998       119,997       43,500           --          6,834

Michael W. Myers,              2000       103,481       41,645        8,000             --
President and Chief            1999        40,568           --       20,000             --
Operating Officer(3)           1998            --           --           --             --

William N. Griffith,           2000       102,829       10,653        8,000          4,628
Executive Vice President       1999        90,476       14,204        8,000          4,025
and Secretary/Treasurer        1998        88,410       14,204        8,000          3,955

--------------------

(1) The amounts indicated include indirect compensation to Mr. Michael for use of a company automobile, and direct compensation to Messrs. Griffith and Myers in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries and bonuses for each respective year.

(2) The amounts indicated represent life and/or disability insurance premiums paid on behalf of such persons.

(3)      Mr. Myers joined the company on August 1, 1999.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                                    Potential
                                                                                               Realizable Value At
                                                Percent of                                        Assumed Annual
                              Number of           Total                                           Rates of Stock
                              Securities       Options/SARs                                     Price Appreciation
                              Underlying        Granted to                                       For Option Term
                             Options/SARs      Employees in    Exercise or Base   Expiration    ------------------
          Name                Granted (#)      Fiscal YR (%)      Price ($/Sh)         Date        5%        10%
          ----               -----------      -------------      ------------         ----        --        ---
Lattimore M. Michael            8,000             11.4%              1.38           4-2-05      $3,050     $ 6,740
Michael W. Myers                8,000             11.4%              1.25           4-2-10      $6,289     $15,937
William N. Griffith             8,000             11.4%              1.25           4-2-10      $6,289     $15,937

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES


                                                          Number of Unexercised
                                                          Securities Underlying               Value of Unexercised
                                                               Options/SARs                In-the-Money Options/SARs at
                                Shares                          at  FY-End                           FY-End (1)
                               Acquired       Value    -------------------------------     -----------------------------
       Name                  on Exercise    Realized    Exercisable      Unexercisable     Exercisable     Unexercisable
       ----                  -----------    --------    -----------      -------------     -----------     -------------
Lattimore M. Michael                --          --          2,720              5,280             --                --
Michael W. Myers                    --          --         22,720              5,280             --                --
William N. Griffith                 --          --         67,392              7,920             --                --

--------------------

(1) The dollar amount shown represents the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 30, 2000 ($0.66) and the weighted average purchase price per share payable upon such exercise.

Other Executive Officers

         In addition to Messrs. Michael and Griffith, employee directors for whom biographical information is set forth on page 3 above, the company's other executive officers are as follows:

         Michael W. Myers (age - 42) has been chief operating officer since August 1999 and was named president effective April 1, 2001. From 1995 to 1999, he was a regional vice president for Whataburger, Inc.

         Michael G. Webb (age - 32) has been chief financial officer since March 1999. From 1995 to 1999, he was the controller for Shepherd Tissue, Inc. From 1993 to 1995, he was a senior financial analyst for the Promus Companies. Prior to 1993, Mr. Webb was an auditor for KPMG Peat Marwick.

Compensation Committee Interlocks and Insider Participation

         Mr. Weiss, who resigned as the company's president and chief operating officer in October 1999, was a member of the company's compensation committee during 2000. As a member of the compensation committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel. During 2001, the members of the compensation committee will be Messrs. Weiss, Henke and Raiford, all of whom are non-employee directors.

Compensation Committee Report On Executive Compensation

         The following report includes a discussion of the compensation committee's philosophy on executive compensation, the primary components of the company's compensation program and a description of the chief executive officer's compensation package during 2000.

         Compensation Principles. The compensation committee is responsible for advising the board of directors on matters relating to the compensation of the company's executive officers and administering the company's award plans. The compensation committee believes the following principles are important in compensating executive officers:

         - Compensation awarded by the company should be effective in attracting, motivating and retaining key executives;

         - Incentive compensation should be awarded based on the achievement of growth or operational targets at the company, as applicable; and

         - Executive officers should have an equity interest in the company to encourage them to manage the company for the long-term benefit of stockholders.

         The company's executive officers are compensated through a combination of salary, cash bonuses and stock option awards, each of which is discussed below.

         Annual Salary - The committee reviews salary levels on an annual basis with the chief executive officer and the company's other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The committee also has reviewed annually Mr. Michael 's employment agreement, the term of which is extended each year. The committee gives great weight to the chief executive officer's recommendations as to annual salary levels of the company's other executive officers.

         Bonus Program - During 2000, certain officers and employees of the company were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted pre-tax profits. The board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the committee.

         Incentive Plan Awards - In 2000, stock options to purchase 142,400 shares of the company's common stock were awarded under the 1995 Incentive Award Plan to directors, officers and other employees, based on job classification. These options generally vest as follows: one-third on the date of grant and one-third on each of the first and second anniversary of the grant date.

         The compensation committee believes that stock options and other equity-based incentives are a valuable tool in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the company for the long-term.

         The committee believes that grants of stock options will continue to garner the commitment and service of key management personnel, and other officers and employees by allowing these employees to share in the appreciation and value of the company's common stock.

         Compensation Of Chief Executive Officer - The compensation committee determined the salary, bonus and stock options to be received by Lattimore M. Michael, chairman and chief executive officer of the company, for services rendered in 2000. In light of the terms of Mr. Michael's employment agreement described below, Mr. Michael's wide scope of responsibilities, and the company's dependence upon his continued service, he received a salary package of $124,622 for 2000 and a grant of 8,000 stock options.

         OBRA Deductibility Limitation - The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deduction by public companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. Executive compensation in 2000 did not exceed this limit. It is the company's policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the committee continues to review issues relating to this compensation deduction limitation.

                                                          COMPENSATION COMMITTEE
                                                                   W. Kurt Henke
                                                         William B. Raiford, III
                                                                 Joseph L. Weiss

Employment Agreements

         Michael Employment Agreement - The company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. Pursuant to the employment agreement, Mr. Michael is employed as the chairman and chief executive officer of the company. Pursuant to the terms of Mr. Michael's employment agreement, his current annual base salary is $122,850. In addition to the base salary, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee.

         In the event of the termination of Mr. Michael's employment by the company during the term of the employment agreement, Mr. Michael shall be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any company-operated or franchised restaurant located in the United States.

         Griffith Employment Agreement - On June 6, 1993, the company entered into a five-year employment agreement with William N. Griffith. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its terms. Mr. Griffith serves as executive vice president and secretary/treasurer of the company. Pursuant to the terms of the agreement, his current annual base salary is $104,836. In addition to the base salary payments, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee. The termination and non-competition provisions set forth in Mr. Griffith's agreement are consistent with those found in Mr. Michael's agreement, as described above.

Compensation Pursuant to Plans

         Stock Purchase Plan - The board of directors of the company and its stockholders adopted the company's Stock Purchase Plan in May 1995. As of March 1, 2001, 95,901 shares had been purchased under the Stock Purchase Plan. Any eligible employee may become a participant in the Stock Purchase Plan by filing with the company a stock purchase agreement prior to any offering date on which an offering under the Stock Purchase Plan commences. Payment for shares of common stock purchased under the Stock Purchase Plan is made by authorized payroll deductions from a participant's compensation or by supplemental payments. The purchase price of each share issued pursuant to the Stock Purchase Plan is 85% of the average of the reported highest and lowest bid price of the company's common stock on NASDAQ on the applicable purchase date. The Stock Purchase Plan shall continue in effect through December 31, 2005, unless terminated prior thereto by the board of directors.

         1995 Incentive Award Plan - The board of directors of the company and its stockholders adopted the 1995 Incentive Award Plan in May 1995. As of March 1, 2001, 251,443 options had been granted under the 1995 Incentive Award Plan. This plan, among other things, provides for automatic grants of options to non-employee directors on an annual basis. A description of the 1995 Incentive Award Plan is set forth below.

         Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. The purchase price of each share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan shall be determined by the compensation committee. The period during which the right to exercise an option in whole or in part vests shall be set by the compensation committee. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the company.

         The compensation committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date.

         Incentive stock options are designed to comply with the provisions of the Internal Revenue Code, and are subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options.

         Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the compensation committee. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Performance awards may also be granted, the value of which may be limited to the market value, book value or other measure of the common stock or other specific performance criteria determined to be appropriate by the compensation committee.

         Non-qualified options are granted automatically to each non-employee director 10 days after each annual meeting of stockholders. Each option covers 2,500 shares of common stock and has an exercise price equal to the fair market value of the common stock on the date of grant. The exercise period of each option commences six months after the date of grant of the option and ends five years after such grant date, provided that an option will terminate upon the termination of the holder's service as a director of the company, subject to certain grace periods if such termination of service occurs after the option has vested. The compensation committee has no authority, discretion or power with respect to participants, exercise price, number of shares or option period or to alter any terms or conditions insofar as such non-employee director options are concerned.

         Notwithstanding the summary description above, the board has unanimously adopted a policy which provides that the compensation committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the shares less than
(1) 100% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the company's ability to attract and/or retain a "well-qualified person" as an employee of the company (provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (2) 85% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the company's ability to attract and/or retain a "key employee" and having further obtained not less than a two-thirds majority approval of the disinterested members of the board.

         1993 Stock Option Plan - The board of directors of the company and its stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the company may grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 1, 2000, the company had granted to certain executive officers and employees incentive stock options to purchase 95,192 of the 176,969 shares available for issuance under the 1993 Stock Option Plan. As of 1999, the company ceased granting stock options under this plan, but reserves the right to again grant options under the plan in the future should it be in the company's best interests to do so. All options under the 1993 Stock Option Plan were granted at an exercise price equal to the fair market value of the common stock on the date of grant and are subject to a five-year level vesting schedule, at the rate of 20% per year.

Audit Committee Report

         The audit committee has reviewed and discussed with management the company's audited consolidated financial statements as of and for the year ended December 30, 2000. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the reviews and discussions referred to above, the audit committee has recommended to the board of directors that the audited consolidated financial statements referred to above be included in the company's Annual Report on Form 10-K for the year ended December 30, 2000 filed with the Securities and Exchange Commission.

                                                                 AUDIT COMMITTEE
                                                          Jim Peterson, Chairman
                                                                   W. Kurt Henke
                                                         William B. Raiford, III

Fees Paid to the Independent Auditors

         Audit Fees. The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services rendered for the audit of the company's annual consolidated financial statements for the year ended December 30, 2000 and the reviews of the unaudited interim financial statements included in the company's Form-10Q's for the year ended December 30, 2000 ("Audit Services") were $77,200.

         Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers, LLP did not perform any professional services with respect to financial information systems design and implementation for the year ended December 30, 2000 ("Technology Services").

         All Other Fees. The aggregate fees billed by PricewaterhouseCoopers, LLP for professional services other than Audit Services and Technology Services for the year ended December 30, 2000 were $20,100.

Certain Transactions

         From time to time in the ordinary course of business, the company does business with and/or engages in certain transactions between itself and certain affiliated parties. Management of the company believes that such dealings and transactions are immaterial in nature and have been on terms no less favorable to the company than those that could have been obtained from unaffiliated parties.

                               COMPANY PERFORMANCE

         The graph below shows a comparison for the past five years of the cumulative total stockholder returns (assuming reinvestment of dividends), for the company's common stock, the S&P SmallCap 600 Index, and the S&P Restaurants
- Small Index, assuming a $100 investment as of the beginning of the period.



                                    [CHART]




                                                  INDEXED RETURNS*

                         Base                       Years Ending
                        Period
Company / Index          1995     1996       1997       1998        1999      2000
------------------------------------------------------------------------------------
Back Yard Burgers        $100   $ 137.47   $ 191.67   $ 129.20   $  97.93   $  43.73
S&P Smallcap 600 Index   $100   $ 121.32   $ 152.36   $ 150.37   $ 169.02   $ 188.96
S&P Restaurants-Small    $100   $ 126.51   $ 155.90   $ 169.59   $ 142.32   $ 175.66

--------------------------
* Source - Standard & Poor's Compustat Products Division

                               PROXY SOLICITATION

         The expense of the Board's solicitation of proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the common stock and the preferred stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the company and its subsidiaries may also solicit proxies without additional remuneration therefor.

         Stockholders are urged to sign the accompanying proxy, solicited on behalf of the board of directors of the company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, the proxies will be voted FOR all proposals. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the company's secretary or by oral or written statement at the meeting.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the company's annual meeting in 2002 must be received by the company no later than December 7, 2001 in order to be included in the Proxy Statement relating to such annual meeting. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Additionally, any shareholder proposal presented at the 2002 annual meeting but not received by the company on or before February 20, 2002 will not be included in the proxy statement but may be voted upon using the discretionary voting authority conferred to the proxies to vote in their sole discretion with respect to such matters.

                                  OTHER MATTERS

         The board of directors does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

                        ADDITIONAL INFORMATION AVAILABLE

         The company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, including the financial statements thereto. Such requests should be addressed to Michael G. Webb, Chief Financial Officer, Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134.


                                    By Order of the Board of Directors

                                    /s/ William N. Griffith

                                    William N. Griffith
                                    Secretary/Treasurer



April 6, 2001

                                   APPENDIX A

                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

A.       PURPOSE

         The Primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the company to any governmental body or the public; the company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of; and should foster adherence to, the company's policies, procedures and practices at all levels. Additionally, the independent accountants are ultimately accountable to this Committee and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section E of this Charter.

B.       MEMBERSHIP

         The Audit Committee is comprised of three or more directors as appointed by the Board, each of whom shall be independent directors as determined by the SEC rules. All members of the Committee shall be financially literate, and at least one member of the Committee shall have an accounting or related financial management expertise.

         Committee members are appointed for one-year terms and may be re-appointed for additional one-year terms at the discretion of the Board. The Board appoints a Chairperson of the Committee.

         A majority of the Committee constitutes a quorum.

C.       MEETINGS

         The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

D.       REPORTING

         The Committee will report for the company's 2001 Annual Meeting and each Annual Meeting thereafter, in the company's proxy statement all information required by Item 306 of Regulation S-K.

E.       RESPONSIBILITIES AND DUTIES

         Document/Reports Review

         [ ] As part of an on-going self-assessment process, review and update this Charter periodically, at least annually, as conditions dictate. Any modifications to the Charter must be approved by the Board.

         [ ] Review the company's annual financial statements prior to the filing of such statements in the company's 10-K. In support of this review, discuss with management and the independent accountants, annual financial results of the company and any corresponding accounting, reporting or disclosure. The Committee should also cover all matters with the independent auditors required to be discussed by Statement on Auditing Standards No. 61. Based upon the review and discussions, recommend to the Board of Directors whether the audited financial statements should be included in the company's Annual Report on Form 10-K for filing with the SEC.

         [ ] Review and discuss with management and the independent accountants, quarterly financial results of the company and any corresponding accounting, reporting or disclosure issues prior to the filing of the company's 10-Q.

         [ ] If deemed necessary, review any other reports or other financial information submitted publicly, including any certification, report, opinion or review rendered by the independent accountants.

         Independent Accountants

         - Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the company to determine the accountants' independence including receiving from the auditors disclosure regarding the auditor's independence required by Independence Standards Board Standard No.1.

         - Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         - Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the company's financial statements.

         Financial Reporting Process

         - In conjunction with management and in consultation with the independent accountants, review the integrity of the company's financial reporting processes, both internal and external. In support of this review, periodically discuss with management the financial reporting controls over key business processes of the company.

         - Consider the independent accountant's judgements about the quality and appropriateness of the company's accounting principles and changes to such policies as applied in its financial reporting.

         - Assess the process for establishing key estimates and reserves within the financial statements and consider the independent accountant's judgements about the appropriateness of such processes.

         - Consider the independent accountant's judgements about the appropriateness of the accounting principles and disclosure practices adopted by management in connection with new transactions or events.

         Process Improvement

         - Establish regular reporting to the Audit Committee of significant judgments made in management's preparation of the financial statements.

         - Following completion of the annual audit, review separately with each of management and the independent accountants any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         - Review any significant disagreement among management and the independent accountants in connection with preparation of the financial statements.

         Ethical and Legal Compliance and Risk Management

         - Establish, review and periodically update the company's conflict of interest policies.

         [ ] Periodically review the company's policies and procedures for review of officers' expenses.

         [ ] Review the status of tax returns and any SEC compliance issues.

         [ ] Review the terms, conditions and arrangements involving any related-party transactions.

         [ ] Review, with the company's General Counsel, legal compliance matters including corporate securities trading policies.

         [ ] Review, with the company's General Counsel, any legal matters that could have a significant impact on the company's financial statements.

         -        Review the adequacy of the company's insurance coverage.

         [ ] Perform any other activities consistent with this Charter, the company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

F.       ADMINISTRATION

         The Audit Committee shall have prompt and unrestricted access to all financial and operating information relevant to the company's business. The Committee shall have ready access to the company's legal counsel and to the independent accountants, and shall be provided from time to time with staff assistance from within the company as requested.

         The Committee is empowered to employ its own legal counsel, accountants or other experts, at the company's expense, to deal with specific problems or issues that arise in the course of carrying out its duties and responsibilities.

         The Committee chairperson periodically shall report the Committee's findings to the Board of Directors.

PROXY                        BACK YARD BURGERS, INC.

         The undersigned hereby appoints Lattimore M. Michael and William N. Griffith, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of Back Yard Burgers, Inc. which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at THE RIDGEWAY INN, 5679 POPLAR AVENUE, MEMPHIS, TENNESSEE 38119 on May 17, 2001, at 10:00 a.m., central time, or at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed by the stockholder.

1.       Proposal to elect one Class I Director for a three year term expiring
         2004.

                                          FOR               WITHHOLD AUTHORITY

         William B. Raiford, III          [ ]                     [ ]

2. Proposal to ratify the selection of the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the company for 2001.

         [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

3. In the discretion of the proxy holders regarding other business which properly comes before the meeting or at any and all postponements, continuations or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. IT WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE DIRECTED.

                                            NOTE: Please date proxy and sign as
                                            name appears hereon. When shares are
                                            held by joint tenants, both should
                                            sign. If signer is a corporation,
                                            please sign full corporate name by
                                            authorized officer.

                                            Dated:
                                                     ---------------------------

                                            Sign here:
                                                       -------------------------

                                            (Please sign exactly as name appears
                                             hereon.  Administrators, executors,
                                             trustees, etc. should so indicate
                                             when signing.)

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY .